EXHIBIT 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

PARDEEP NIJHAWAN MEDICINE PROFESSIONAL CORPORATION

Date: November 8, 2022	By:	/s/ Pardeep Nijhawan
	Name:	Pardeep Nijhawan
	Title:	Chief Executive Officer

THE DIGESTIVE HEALTH CLINIC INC.

Date: November 8, 2022	By:	/s/ Pardeep Nijhawan
	Name:	Pardeep Nijhawan
	Title:	Chief Executive Officer

1968160 ONTARIO INC.

Date: November 8, 2022	By:	/s/ Pardeep Nijhawan
	Name:	Pardeep Nijhawan
	Title:	Chief Executive Officer

THE NEW NIJHAWAN FAMILY TRUST 2015

Date: November 8, 2022	By:	/s/ Pardeep Nijhawan
	Name:	Pardeep Nijhawan
	Title:	Trustee

Date: November 8, 2022	By:	/s/ Pardeep Nijhawan